EXHIBIT 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Monopar Therapeutics Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.001 per share	457	(o)	—	—	$44,866,719		0.0001102	$4,945
Fees Previously Paid	—	—	—		—	—	—		—	—	—	—	—	—
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, par value $0.001 per share	415	(a)(6)			$55,133,281	(1)			S-3	333-235791	01/13/2020	$7,156
	Total Offering Amounts		$100,000,000			$4,945
	Total Fees Previously Paid					$0.00
	Total Fee Offsets					$0.00
	Net Fees Due					$4,945

(1)

Pursuant to Rule 415(a)(6) under the Securities Act, securities with a maximum aggregate price of $55,133,281 registered hereunder are unsold securities (the “Unsold Securities”) previously covered by the registrant’s registration statement on Form S-3 (File No. 333-235791) which was initially filed with the Securities and Exchange Commission on January 3, 2020 and became effective on January 13, 2020 (the “Prior Registration Statement”), and are included in this registration statement. The registrant paid a filing fee of $7,156 (calculated at the filing fee rate in effect at the time of the filing of the Prior Registration Statement) relating to the Unsold Securities under the Prior Registration Statement, and no additional filing fee is due with respect to the Unsold Securities in connection with the filing of this registration statement. During the grace period afforded by Rule 415(a)(5) under the Securities Act, the registrant may continue to offer and sell under the Prior Registration Statement the Unsold Securities being registered hereunder. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any Unsold Securities under the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated number of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this registration statement. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.